UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	June 22, 2006

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        Between June 22, 2006 and June 28, 2006, Oshkosh Truck Corporation (the “Company”) entered into a Key Executive Employment and Severance Agreement (the form of which is herein referred to as the “KEESA”) with each of Donald H. Verhoff, Executive Vice President, Technology, W. John Stoddart, Executive Vice President and President, Defense Business, and Michael J. Wuest, Executive Vice President and President, McNeilus Companies, Inc. These agreements are substantially in the form of the corresponding agreements that the Company has entered into with certain other executive officers, which the Company has filed with the Securities and Exchange Commission as Exhibit 10.6 to its Annual Report on Form 10-K for the year ended September 30, 2005. Under the KEESA, after a change in control of the Company (as defined in the KEESA), if the executive’s employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the KEESA) or by the executive for good reason (as defined in the KEESA), then the executive is entitled to a cash termination payment and other benefits. The Human Resources Committee of the Board of Directors of the Company administers the KEESA and selects the executive officers of the Company for eligibility to enter into a KEESA. Simultaneously with their execution of the KEESA, Messrs. Verhoff, Stoddart and Wuest also each executed a Confidentiality and Loyalty Agreement in favor of the Company under which the executives made certain commitments concerning disclosure and assignment of inventions, confidentiality and noncompetition, among other things.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: June 28, 2006	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary